As filed with the Securities and Exchange Commission on March 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

BIOAGE LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4721157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5885 Hollis Street, Suite 370

Emeryville, California 94608

(510) 806-1445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2024 Equity Incentive Plan

2024 Employee Stock Purchase Plan

(Full title of the plans)

Kristen Fortney, Ph.D.

Chief Executive Officer and President

BioAge Labs, Inc.

5885 Hollis Street, Suite 370

Emeryville, California 94608

(510) 806-1445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Matthew Rossiter, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

One Front Street

33rd Floor

San Francisco, California 94111

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Registration of Additional Shares
Pursuant to General Instruction E

BioAge Labs, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,869,345 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2024 Equity Incentive Plan (the “2024 EIP”) pursuant to the provision of the 2024 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance under the 2024 EIP, and (b) 373,869 additional shares of the Registrant’s common stock available for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) pursuant to the provision of the 2024 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance under the 2024 ESPP.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2024 EIP and 2024 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on September 26, 2024 (Registration No. 333-282352) and March 20, 2025 (Registration No. 333-285980) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 24, 2026, pursuant to Section 13(a) of the Exchange Act;
(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrants Annual Report on Form 10-K referred to in (a) above; and
(c)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No.001-42279) filed on September 18, 2024, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel

As of the date of this registration statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 4,380 shares of the Registrant’s common stock.

Item 8. Exhibits

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-42279	3.1	11/7/2024
3.2	Amended and Restated Bylaws of the Registrant	10-Q	001-42279	3.2	11/7/2024
4.1	Form of Common Stock Certificate	S-1	333-281901	4.1	09/03/2024
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2024 Equity Incentive Plan, and forms of award agreements thereunder	10-K	001-42279	10.2	03/20/2025
99.2	2024 Employee Stock Purchase Plan, and forms of award agreements thereunder	S-1/A	333-281901	10.4	09/18/2024
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 24th day of March, 2026.

BIOAGE LABS, INC.

By:	/s/ Kristen Fortney, Ph.D.
Kristen Fortney, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristen Fortney, Ph.D. and Dov Goldstein, M.D., and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date
/s/ Kristen Fortney	Chief Executive Officer, President and Director	March 24, 2026
Kristen Fortney, Ph.D.	(Principal Executive Officer)

/s/ Dov Goldstein	Chief Financial Officer	March 24, 2026
Dov Goldstein, M.D.	(Principal Financial Officer)

/s/ Shane Barton	Senior Vice President of Finance	March 24, 2026
Shane Barton	(Principal Accounting Officer)

/s/ Jean-Pierre Garnier	Chair of the Board of Directors	March 24, 2026
Jean-Pierre Garnier, Ph.D.

/s/ Michael Davidson	Director	March 24, 2026
Michael Davidson, M.D.

/s/ Patrick Enright	Director	March 24, 2026
Patrick Enright

/s/ James Healy	Director	March 24, 2026
James Healy, M.D., Ph.D.

/s/ Rekha Hemrajani	Director	March 24, 2026
Rekha Hemrajani

Name	Title	Date
/s/ Eric Morgen	Director	March 24, 2026
Eric Morgen, M.D.

/s/ Vijay Pande	Director	March 24, 2026
Vijay Pande, Ph.D.